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                                                                   EXHIBIT 99.1


                               VTEL CORPORATION
            PROXY FOR SPECIAL MEETING OF STOCKHOLDERS, MAY   , 1997
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints F.H. (Dick) Moeller and Rodney S. Bond, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side hereof, all of the shares of the Common Stock of VTEL Corporation held of record by the undersigned at the Special Meeting of Stockholders to be held in
Austin, Texas on       , May   , 1997 upon such business as may properly come
before the meeting or any adjournment thereof, including the following items as set forth in the Notice of Meeting and Proxy Statement, receipt of which is hereby acknowledged.

1. Approval and adoption of the Agreement and Plan of Merger and Reorganization by and among VTEL Corporation, VTEL-Sub, Inc. and Compression Labs, Incorporated.

  [ ] FOR                      [ ]  AGAINST                       [ ]  ABSTAIN

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION.

  THIS PROXY IS CONTINUED ON THE REVERSE SIDE, PLEASE DATE, AND RETURN
  PROMPTLY

2. Approval and adoption of an amendment to the Fourth Amended and Restated Certificate of Incorporation of VTEL Corporation, increasing the number of shares of Common Stock authorized for issuance from 25 million to 40 million shares.

  [ ] FOR                      [ ]  AGAINST                       [ ]  ABSTAIN

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT TO THE FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

3. Approval and adoption of an amendment to the VTEL Corporation 1996 Stock Option Plan, increasing the number of shares of Common Stock authorized for issuance thereunder from 700,000 to 2,700,000 shares.

  [ ] FOR                      [ ]  AGAINST                       [ ]  ABSTAIN

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT TO THE 1996 STOCK OPTION PLAN.

4. In their discretion, the Proxies are authorized to vote upon such other matters and business as may properly come before the meeting.

  Your signature(s) on this proxy form should be exactly as your name or names appear on this proxy. If the stock is held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title.

Dated: ______________________, 1997.      -------------------------------------
                                                        Signature

                                          -------------------------------------
                                                        Signature

  THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS FOR PROPOSALS 1, 2 AND 3.